                                                               Exhibit 99.(p)(1)

                             PENN SERIES FUNDS, INC.

                                 CODE OF ETHICS

Penn Series Funds, Inc. (the "Company"), is confident that its Directors, Officers and other personnel act with integrity and good faith. The Company recognizes, however, that personal interests may conflict with the Company's interests where Officers, Directors and certain other persons:

     -    know about present or future SECURITIES transactions of the Company;
          or

     -    have the power to influence SECURITIES transactions of Company; and

     -    engage in SECURITIES transactions in their personal account(s).

In the interest of preventing conflicts of interest, and as required by Rule 17j-1(b)(1) under the Investment Company Act of 1940, as amended, the Company has adopted this Code of Ethics.

1.   ABOUT THIS CODE OF ETHICS

     a.   WHAT DOES THE CODE DO?

          - The Code sets forth specific principles and prohibitions regarding personal SECURITIES transactions, including the writing of an option to purchase or sell a SECURITY.

          - The Code sets forth, in Appendix A, SECURITIES reporting requirements that apply to ACCESS PERSONS other than INDEPENDENT DIRECTORS.

          - The Code sets forth, in Appendix B, limited SECURITIES reporting requirements that apply to INDEPENDENT DIRECTORS.

     b.   WHO IS COVERED BY THE CODE?

          -    Directors and Officers of the Company.

          -    EMPLOYEES of the Company.

     c.   READING THE CODE

               Words appearing in the Code which are underlined are defined in Appendix C. The word "you" refers to persons who are covered by the Code.

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2.   STATEMENT OF GENERAL PRINCIPLES.

     In recognition of the trust and confidence placed in the Company by its shareholders, and because the Company believes that its operations should benefit its shareholders, the Company has adopted the following universally applicable principles.

     a. The interests of the Company's shareholders are paramount. Shareholder interests must be placed before personal interests.

     b. You must accomplish SECURITIES transactions in a manner that avoids a conflict between personal interests and those of the Company and its shareholders.

     c. You must avoid actions or activities that allow (or appear to allow) you or your family to benefit from your position with the Company, or that bring into question your independence or judgment.

3.   GENERAL PROHIBITIONS MANDATED BY LAW.

     You may not, in connection with the PURCHASE OR SALE, directly or indirectly, of a SECURITY HELD OR TO BE ACQUIRED by the Company:

     a.   Employ any device, scheme or artifice to defraud the Company;

     b. Make to the Company any untrue statement of a material fact or omit to state to the Company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

     c. Engage in any act, practice or course of business which would operate as a fraud or deceit upon the Company; or

     d.   Engage in any manipulative practice with respect to the Company.

4.   PROHIBITION AGAINST MARKET TIMING

     ACCESS PERSONS are strictly prohibited from engaging in market timing activities with respect to FUND SHARES. Generally, "market timing" is the practice of exploiting inefficiencies in the way mutual funds value their portfolio securities. It often is characterized as a purchase of shares on day one followed by a redemption of shares on day two. While this is true in many cases, a mutual fund can be "timed" even if several days, even weeks, pass between a purchase and redemption. This Code contains procedures reasonably designed to prevent ACCESS PERSONS from engaging in market timing with respect to FUND SHARES. Because FUND SHARES are available only through certain variable life and variable annuity products and certain retirement-type plans (such as 401(k) plans), the requirements of this Code pertaining to FUND SHARES extend to transactions made through those products and plans. Specifically, ACCESS PERSONS (other than INDEPENDENT DIRECTORS) are required to obtain prior clearance before they engage in any TRANSACTION DIRECTLY OR INDIRECTLY INVOLVING THE PURCHASE OR SALE OF FUND SHARES. In

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     addition, such TRANSACTIONS and holdings of FUND SHARES must be reported to the Controller in accordance with Appendix A to this Code.

     Access persons also are strongly discouraged from engaging in market timing activities with respect to other mutual funds. In addition to facing severe personal penalties, the ACCESS PERSON'S activities could tarnish the reputation of the Company, its ADVISER and The Penn Mutual Life Insurance Company, the ADVISER'S parent company. Under such circumstances, appropriate disciplinary action will be taken.

5. PRE-CLEARANCE OF PERSONAL TRANSACTIONS DIRECTLY OR INDIRECTLY INVOLVING THE PURCHASE OR SALE OF FUND SHARES

     a. ACCESS PERSONS (other than INDEPENDENT DIRECTORS) shall obtain prior clearance from the Controller before engaging in any TRANSACTION DIRECTLY OR INDIRECTLY INVOLVING THE PURCHASE OR SALE OF FUND SHARES. Prior clearance is not required for any such TRANSACTION if:

          (i) the TRANSACTION is effected in any account over which the ACCESS PERSON has no direct or indirect influence or CONTROL;

          (ii)   the TRANSACTION is non-volitional;

          (iii) the TRANSACTION is part of an automatic dividend reinvestment plan; or

          (iv) the TRANSACTION is effected pursuant to an automatic investment plan, except that the ACCESS PERSON shall request prior clearance for any change in the frequency/amounts of investments made pursuant to such a plan.

     b. In determining whether to grant prior clearance, the Controller shall ensure, to his or her satisfaction, that the TRANSACTION DIRECTLY OR INDIRECTLY INVOLVING THE PURCHASE OR SALE OF FUND SHARES is not being made for the purpose of market timing. In making this determination, the Controller may consider, among other factors:

          (i) whether the TRANSACTION is consistent with any stated market timing policy or procedure, including those: (a) in the case of a variable insurance product, disclosed in the applicable contract and/or prospectus or other offering document; and (b) in the case of retirement-type plans, disclosed in plan documents that are required to be delivered to plan participants;

          (ii) the ACCESS PERSON'S history of TRANSACTIONS DIRECTLY OR INDIRECTLY INVOLVING THE PURCHASE OR SALE OF FUND SHARES for the three month period immediately preceding the date of the request for prior clearance;

          (iii) the types of SECURITIES in which a particular series of the Company invests and whether that particular series is more likely than others to be susceptible to market timing activity (E.G., series that invest significant

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                 portions of their assets in SECURITIES that trade in foreign markets, high yield bonds or small-cap securities);

          (iv) whether there has been an event that could call into question the reliability of the prices used by the Company to value its portfolio securities (E.G., in the case of a series of the Company investing a significant portion of its assets in SECURITIES that trade in foreign markets, a significant increase or decrease in one or more indices that track U.S. securities markets); and

          (v) the time of day the request for prior clearance is submitted to the Controller.

     c. Requests for prior clearance may be made to the Controller in person, or by telephone or electronic mail. The request shall identify the series of the Company and the dollar amount of the TRANSACTION. The Controller shall record the request on a Pre-clearance Request Form, a copy of which is attached as Appendix D.

          The Controller shall inform the ACCESS PERSON whether the prior clearance request was granted or denied. The determination of the Controller to deny prior clearance shall be conclusive and binding. If prior clearance is granted, it shall remain in effect only for the day on which it was granted. If prior clearance for a TRANSACTION has been denied and the access person continues to desire to engage in that same TRANSACTION, the ACCESS PERSON shall submit a request for prior clearance on the following business day (or such other business day of the ACCESS PERSON'S choosing).

6.   RESTRICTION ON PURCHASE OR SALE OF SECURITIES BY ACCESS PERSON

     You may not knowingly PURCHASE OR SELL, directly or indirectly, any SECURITY in which you have (or by reason of such transaction will acquire) any BENEFICIAL OWNERSHIP on the same day the same (or a related) SECURITY IS BEING PURCHASED OR SOLD BY THE COMPANY, except a SECURITY may be purchased or sold in the following circumstances:

     a. Purchase or sale of a SECURITY effected in any account over which the ACCESS PERSON has no direct or indirect influence or CONTROL;

     b.   Purchase or sale of a SECURITY which is non-volitional;

     c. Purchase of a SECURITY which is part of an automatic dividend reinvestment plan;

     d. Purchase of a SECURITY effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its SECURITIES, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

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7.   LIMITS ON ACCEPTING OR RECEIVING GIFTS

     You may not accept or receive any gift of more than de minimis value from any person or entity in connection with the Company's entry into a contract, development of an economic relationship, or other course of dealing by or on behalf of the Company.

8. INTERRELATIONSHIP BETWEEN THE CODE OF ETHICS OF THE COMPANY AND THE CODE OF ETHICS OF THE ADVISER

     a.   GENERAL PRINCIPLE

          A person who is an Officer, Director and/or EMPLOYEE of the Company, and is also an Officer, Director and/or EMPLOYEE of the ADVISER, is required to --

          (i) obtain prior clearance for TRANSACTIONS DIRECTLY OR INDIRECTLY INVOLVING THE PURCHASE OR SALE OF FUND SHARES; and

          (ii)   report SECURITIES transactions and holdings --

          only under the Code of Ethics of the ADVISER.

     b.   PROCEDURES

          The ADVISER shall:

          (i)    deliver to the Company the Code of Ethics of the ADVISER;

          (ii) promptly deliver to the Company in writing any material amendments to the Code of Ethics of the ADVISER;

          (iii) immediately furnish to the Company, without request, information regarding any material violation of the Code of Ethics of the ADVISER by any person; and

          (iv) promptly furnish to the Company, upon request, copies of any reports made under its Code by any person who is also covered by the Company's Code of Ethics.

9.   REVIEW AND ENFORCEMENT OF THIS CODE OF ETHICS.

     a.   THE CONTROLLER'S DUTIES AND RESPONSIBILITIES

          (i) With respect to each ACCESS PERSON who submits a security transaction report to the Controller, as soon as practicable after each calendar quarter the Controller will prepare a list of all purchases and sales of SECURITIES during the quarter by such ACCESS PERSONS that are the same SECURITIES as (or related to) the SECURITIES purchased or sold by portfolios of the

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                 Company during the quarter and during the 30 days before and after the quarter (the "Monitoring List"). The Monitoring List will show the date of the transaction, the name of the SECURITY, and the number of shares or dollar amount of the SECURITY, for each ACCESS PERSON and each Company portfolio. The Controller will provide the Monitoring List to the President of the Company and counsel to the Company for general monitoring purposes.

          (ii) The Controller will report his or her own SECURITIES transactions to the President of the Company on a quarterly basis, who shall perform the duties of the Controller with respect to SECURITIES transactions so reported.

     b.   SANCTIONS

          If you violate the Code, the President will impose upon you such sanctions that the President deems appropriate. The Controller will report the violation and the sanction imposed to the Company's Board of Directors at the next regularly scheduled board meeting unless, in the sole discretion of the President, circumstances warrant an earlier report.

10.  RECORDKEEPING

     The Company will maintain records as set forth below. These records will be maintained in accordance with Rule 31a-2 under the 1940 Act and the following requirements. They will be available for examination by representatives of the U.S. Securities and Exchange Commission.

     a. A copy of this Code and any other code of ethics of the Company, which at any time within the past five years has been, in effect will be preserved in an easily accessible place;

     b. A list of all persons who are, or within the past five years have been, required to submit reports under this Code will be maintained in an easily accessible place;

     c. A copy of each quarterly security transactions report made by each ACCESS PERSON under this Code will be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     d. A record of any Code violation and of any sanctions taken will be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurred.

     e. A copy of each annual report to the Board will be maintained for at least five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

11.  MISCELLANEOUS.

     a.   CONFIDENTIALITY.

          All personal SECURITY transactions reports and any other information filed with the Company under this Code will be treated as confidential, provided that such reports and related information may be provided to the U.S. Securities and Exchange Commission and other regulatory agency upon their request.

     b.   INTERPRETATION OF PROVISIONS.

          The Controller of the Company may from time to time adopt such interpretations of this Code as he/she deems reasonable and appropriate, consistent with all applicable laws and regulations.

     c.   ANNUAL ISSUES AND CERTIFICATION REPORT.

          At least once a year, the management of the Company will provide the Board of Directors with a written report that:

          (i) certifies to the Board that the Company has adopted measures necessary to prevent its ACCESS PERSONS from violating the Code; and

          (ii) describes issues that arose during the previous year under the Code or procedures thereto, including any material Code or procedural violations, and any resulting sanctions.

Approved: August 9, 2001

Amended: March 15, 2004

                                   APPENDIX A

REPORTS REGARDING BENEFICIAL OWNERSHIP OF SECURITIES AND SECURITIES TRANSACTIONS

                 ACCESS PERSONS OTHER THAN INDEPENDENT DIRECTORS

1.   REPORTS OF BENEFICIAL OWNERSHIP OF SECURITIES

     If you are not an INDEPENDENT DIRECTOR, you must provide the Controller of the Company with a complete listing of all SECURITIES (including FUND SHARES) you directly or indirectly BENEFICIALLY OWN as of December 31 of each year. You must submit your initial report within 10 days of the date you first become an ACCESS PERSON, and you must submit annual reports thereafter no later than 30 days after the end of each calendar year. A form of Report Regarding SECURITIES Beneficially Owned is included with this Appendix A.

2.   TRANSACTION REPORTS

     a.   QUARTERLY REPORTS:

          (i) If you are not an INDEPENDENT DIRECTOR, on a quarterly basis you must report transactions in SECURITIES and the name and address of any broker, dealer or bank with whom you maintain any account and in which SECURITIES are held for your direct or indirect benefit. You must submit your report to the Controller of the Company no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A form of Quarterly Security Transactions Report is included with this Appendix A.

          (ii) If you had no reportable transactions during the quarter, you are still required to submit a report. Please note on your report that you had no reportable transactions during the quarter, and return it, signed and dated.

          (iii) You are not required to report your transactions under this Code of Ethics if you are required to report your transactions under the ADVISER'S Code of Ethics.

     b.   WHAT SECURITIES ARE COVERED UNDER YOUR QUARTERLY REPORTING OBLIGATION?

          You must report all transactions in a SECURITY in which you acquire direct or indirect BENEFICIAL OWNERSHIP. This reporting obligation includes TRANSACTIONS DIRECTLY OR INDIRECTLY INVOLVING THE PURCHASE OR SALE OF FUND SHARES.

     c.   WHAT SECURITIES TRANSACTIONS MAY BE EXCLUDED FROM YOUR REPORT?

          You are not required to detail or list the following SECURITIES transactions on your report:

          (i) Purchase or sale of a SECURITY effected for any account over which you have no direct or indirect influence or CONTROL.

          (ii) Purchase of a SECURITY you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase SECURITIES issued by your employer.

          (iii) Purchase of a SECURITY arising from the exercise of rights issued by an issuer pro rata to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

          (iv) Purchase or sale of a SECURITY which is non-volitional on the part of a person, including purchase or sale upon exercise of puts and calls written by the person and sale from a margin account to a bona fide margin call.

          You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                 REPORT REGARDING SECURITIES BENEFICIALLY OWNED

Name of Reporting Person: __________________________________________

Date:    _______________________________

                                                       NO. OF SHARES/ PRINCIPAL     NAME OF BROKER, DEALER OR
                                                         AMOUNT, INTEREST RATE      BANK WITH WHOM ACCOUNT IS
     NAME OF ISSUER            TITLE OF SECURITY           AND MATURITY DATE                MAINTAINED
     --------------------------------------------------------------------------------------------------------



If you do not beneficially own any SECURITIES, please check here. / /

If you disclaim BENEFICIAL OWNERSHIP of one or more SECURITIES reported above, please describe below and identify the SECURITIES. _____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


-------------------------------                     --------------------
          Signature                                         Date

                     QUARTERLY SECURITY TRANSACTIONS REPORT

Name of Reporting Person: _________________________________

Calendar Quarter Ended:  __________________________________

                                                NO. OF                                      NAME OF BROKER,
 NAME OF        DATE OF        TITLE OF    SHARES/PRINCIPAL       TYPE OF                   DEALER OR BANK
  ISSUER      TRANSACTION      SECURITY         AMOUNT          TRANSACTION     PRICE    EFFECTING TRANSACTION
--------------------------------------------------------------------------------------------------------------



If you had no reportable transactions during the quarter, please check here. / /

If you disclaim BENEFICIAL OWNERSHIP of one or more SECURITIES reported above, please describe below and identify the SECURITIES. --___________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________

Please provide the name and address of the broker, dealer and/or bank with whom you maintain an account and in which SECURITIES are held for your direct or indirect benefit; and the date the account was established: ____________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


-------------------------------                     --------------------
          Signature                                         Date

                                   APPENDIX B

                    REPORTS REGARDING SECURITIES TRANSACTIONS

                              INDEPENDENT DIRECTORS

1.   TRANSACTION REPORTS

     a.   QUARTERLY TRANSACTION REPORTS.

          If you are an INDEPENDENT DIRECTOR, and if you engage in a SECURITIES transaction and you knew at the time of the transaction or, in the ordinary course of fulfilling your official duties as a Director, should have known, that during the 15 day period immediately preceding or following the date of your transaction, the same SECURITY was BEING CONSIDERED FOR PURCHASE OR SALE by the Company, you must submit a report of your security transaction to the Controller of the Company no later than 10 days after the end of the calendar quarter in which the transaction to which the report relates was effected. A Quarterly Security Transactions Report for use in reporting your securities transaction is included with this Appendix B.

          NOTE: The "SHOULD HAVE KNOWN" standard does not:

                -   imply a duty of inquiry;

                - presume you should have deduced or extrapolated from discussions or memoranda dealing with the Company's investment strategies; or

                - impute knowledge from your awareness of the holdings of the Company, market considerations, or investment policies, objectives and restrictions.

     b. WHAT SECURITIES AND ACCOUNTS ARE COVERED UNDER YOUR QUARTERLY REPORTING OBLIGATION?

          You must report all transactions in a SECURITY in which you acquire direct or indirect BENEFICIAL OWNERSHIP IF you had the actual or constructive knowledge described in part 1.a. above.

     c.   WHAT TRANSACTIONS MAY BE EXCLUDED FROM YOUR REPORT?

          You are not required to detail or list the following transactions on your quarterly report:

          (i) Purchases or sales effected for any account over which you have no direct or indirect influence or CONTROL.

          (ii) Purchases you made solely with the dividend proceeds received in a dividend reinvestment plan or that are part of an automatic payroll deduction plan, where you purchase any SECURITY issued by your employer.

          (iii) Purchases effected on the exercise of rights issued by an issuer pro rata to all holders of a class of its SECURITIES, as long as you acquired these rights from the issuer, and sales of such rights so acquired.

          (iv) Purchases or sales which are non-volitional on the part of the person, including purchases or sales upon exercise of puts or calls written by the person and sales from a margin account to a bona fide margin call.

          (v) TRANSACTIONS DIRECTLY OR INDIRECTLY INVOLVING THE PURCHASE OR SALE OF FUND SHARES.

          You may include a statement in your report that the report shall not be construed as your admission that you have any direct or indirect BENEFICIAL OWNERSHIP in the SECURITY included in the report.

                     QUARTERLY SECURITY TRANSACTIONS REPORT

Name of Reporting Person: __________________________

Calendar Quarter Ended: ____________________________

                                              NO. OF
                                          SHARES/PRINCIPAL
                                          AMOUNT, INTEREST                                 NAME OF BROKER,
NAME OF        DATE OF        TITLE OF        RATE AND           TYPE OF                   DEALER OR BANK
 ISSUER      TRANSACTION      SECURITY      MATURITY DATE      TRANSACTION     PRICE    EFFECTING TRANSACTION
-------------------------------------------------------------------------------------------------------------



If you disclaim BENEFICIAL OWNERSHIP of one or more SECURITIES reported above, please describe below and identify the SECURITIES. _____________________________

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________


-------------------------------                     --------------------
          Signature                                         Date

                                   APPENDIX C

                                   DEFINITIONS

ACCESS PERSON includes any (i) Director or Officer of the Company, (ii) any EMPLOYEE of the Adviser or the Company (or of any company in a CONTROL relationship to the Company) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of SECURITIES by the Company, or whose functions relate to the making of any recommendations regarding the purchase or sale of SECURITIES by the Company, and (iii) any natural person in a CONTROL relationship to the Company who obtains information concerning recommendations to the Company regarding the purchase or sale of SECURITIES.

ADVISER is Independence Capital Management, Inc.

BENEFICIAL OWNERSHIP means the same as it does under Section 16 of the SECURITIES Exchange Act of 1934. You should generally consider yourself the "beneficial owner" of any SECURITIES (including FUND SHARES) in which you have a direct or indirect pecuniary interest. In addition, you should consider yourself the beneficial owner of SECURITIES (including FUND SHARES) held by your spouse, your minor children, a relative who shares your home, or other persons by reason of any contract, arrangement, understanding or relationship that provides you with sole or shared voting or investment power.

CONTROL means the same as it does under in Section 2(a)(9) of the 1940 Act.
Section 2(a)(9) provides that "control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company. Ownership of 25% or more of a company's outstanding voting SECURITIES is presumed to give the holder of such SECURITIES CONTROL over the company. This presumption may be countered by the facts and circumstances of a given situation.

EMPLOYEE of an entity is any person who is employed by the entity as an employee or who regularly performs services for the entity as a loaned employee provided by another entity.

FUND SHARES means the SECURITIES issued by (i) the Company, (ii) any of its separate series; or (iii) any other open-end management investment company (or series thereof) advised by the Adviser or any person in a CONTROL relationship with the Adviser.

INDEPENDENT DIRECTOR means a Director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended.

PURCHASE OR SALE OF A SECURITY includes, among other things, the writing of an option to purchase or sell a security.

SECURITY or SECURITIES means the same as they do under Section 2(a)(36) of the 1940 Act, EXCEPT THAT THEY DO NOT INCLUDE SECURITIES issued by the U.S. Government or its agencies, bankers' acceptances, bank certificates of deposit, and commercial paper. In addition, shares issued by registered open-end mutual funds are excluded from the definition of the term "SECURITY" except that FUND SHARES are deemed to be SECURITIES for purposes of Sections 1 through 5 of and Appendix A to this Code.

A SECURITY HELD OR TO BE ACQUIRED by the Company means any SECURITY which, within the most recent 15 days, (i) is or has been held by the Company, or (ii) is being or has been considered by the ADVISER or the Company's sub-adviser for purchase by the Company.

A SECURITY IS BEING PURCHASED OR SOLD BY THE COMPANY from the time a purchase or sale program has been communicated to the person who places buy and sell orders for the Company until the program has been fully completed or terminated.

TRANSACTIONS DIRECTLY OR INDIRECTLY INVOLVING THE PURCHASE OR SALE OF FUND SHARES include: (i) transactions in variable annuity contracts or variable life insurance policies for which a FUND serves as an investment option; and (ii) transactions in retirement and other benefit type plans (such as 401(k) plans) for which a FUND serves as an investment option. In certain places in this Code, where the context allows, the term "Transaction" may be used instead of the term "Transaction Directly or Indirectly Involving the Purchase or Sale of Fund Shares."

                                   APPENDIX D

                             PENN SERIES FUNDS, INC.

                           PRE-CLEARANCE REQUEST FORM

Name of Person Requesting Pre-clearance: _______________________________________

Name(s) of Account(s)
for Which Pre-clearance is Requested: __________________________________________


Name of Issuer of FUND SHARES: _________________________________________________

Title (Description) of SECURITY: _______________________________________________

Number of FUND SHARES or Principal Amount: _____________________________________

Pre-clearance Granted: _________________    Pre-clearance Denied: ______________


                                            ------------------------------------
                                                  Compliance Administrator

Date:
      --------------

                                       D-1